EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. AND THE GROVE, INC. SIGN
AGREEMENT FOR DEVELOPMENT OF AIRPORT RETAIL STORES
FRANCHISEE TO OPEN AT LEAST TEN AIRPORT LOCATIONS WITHIN NEXT TWO YEARS
DURANGO, Colorado (August 1, 2007) — Rocky Mountain Chocolate Factory, Inc. (Nasdaq/GM RMCF) (the “Company”), which franchises gourmet chocolate and confection stores and manufactures an extensive line of premium chocolates and other confectionery products, and The Grove, Inc., a privately owned retailer of natural snacks and other branded food products, today announced the signing of an Airport Franchise Development Agreement (“the Agreement”) that should accelerate the opening of Rocky Mountain Chocolate Factory stores in high-volume airport locations throughout the U.S.
Under the terms of the Agreement, The Grove will have the exclusive right to open Rocky Mountain Chocolate Factory stores in all airports in the United States where there are no Rocky Mountain Chocolate Factory stores currently operating or under development. The agreement excludes the following airports, where Rocky Mountain Chocolate Factory stores are currently operated or under development by other franchisees: Denver International Airport, Minneapolis/St. Paul International Airport, Charlotte (NC) International Airport, Salt Lake City International Airport, Phoenix International Airport, and Philadelphia International Airport.
The Grove currently owns and operates food and beverage units as well as retail stores in 13 airports throughout the United States. The Grove has 65 outlets that include the following brands: The Grove Natural Snacks™, I Can’t Believe It’s Yogurt!©, Swensen’s Ice Cream©, Subway©, Dunkin Donuts©, Smoothie King© and of course, Rocky Mountain Chocolate Factory!
“We are very excited about this opportunity and welcome The Grove into the Rocky Mountain family as a Master Franchisee,” stated Bryan Merryman, Chief Operating Officer of Rocky Mountain Chocolate Factory, Inc. “We have been very pleased with the airport stores that have opened in recent years, which generally rank among the highest-volume locations in our entire retail network. By partnering with The Grove, we expect the pace of new airport store openings to accelerate, with at least ten stores likely to open during the first two years of the Agreement.”
“By combining our airport retail experience and Rocky Mountain’s reputation for outstanding hand-dipped chocolates and related products, this should be a powerful strategic relationship for both companies,” commented Michelle Dukler, President & CEO of The Grove, Inc. “We recently opened a Rocky Mountain Chocolate Factory store in the DFW International Airport and a co-branded Grove Natural Snacks / Rocky Mountain Chocolate Factory store in Atlanta’s Hartsfield International Airport (the nation’s busiest airport), and our early experience with these locations justifies the enthusiasm with which we enter into this Agreement.”
About The Grove, Inc.
The Grove, Inc. has been an airport concession operator since 1981 and has approximately 65 stores serving natural snacks and other branded food products in airports in 15 states. A privately-owned company and certified Disadvantaged Business Enterprise airport concessionaire. Since 2000, The Grove, Inc. has been headquartered in Chicago, Illinois.

About Rocky Mountain Chocolate Factory, Inc.
Rocky Mountain Chocolate Factory, Inc., headquartered in Durango, Colorado, is an international franchiser of gourmet chocolate and confection stores and a manufacturer of an extensive line of premium chocolates and other confectionery products. As of July 31, 2007, the Company and its franchisees operate 320 stores in 38 states, Canada and the United Arab Emirates. The Company’s common stock is listed on The Nasdaq National Market under the symbol “RMCF”.
Certain statements in the press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This press release contains forward-looking information that involves risks and uncertainties, and the Company undertakes no obligation to update any forward-looking information. Risks and uncertainties that could cause actual results to differ materially include, without limitation, seasonality, consumer interest in the Company’s products, general economic conditions, consumer trends, costs and availability of raw materials, competition, the effect of government regulations, and other risks. Readers are referred to the Company’s periodic reports filed with the SEC, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. The information contained in this press release is a statement of the Company’s present intentions, beliefs or expectations and is based upon, among other things, the existing business environment, industry conditions, market conditions and prices, the economy in general and the Company’s assumptions. The Company may change its intentions, beliefs or expectations at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise. The cautionary statements contained or referred to in this press release should be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on its behalf may issue.
For Further Information, Please Contact
At Rocky Mountain Chocolate Factory, Inc.
Bryan J. Merryman COO/CFO at (970) 259-0554
At The Grove, Inc.
Paul Loupoakos, Sr. VP Development at
708-531-1694 ext 3203